UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2013

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2013, Michael D. Rumbolz, a member of the Board of Directors (the “Board”) of Affinity Gaming (“Affinity,” “we,” “us,” or “our”), tendered his resignation from the Board, effective April 1, 2013. At our request, Mr. Rumbolz will continue to serve as Chairman of our Compliance Committee, a non-Board committee, as a consultant until the earlier of (i) June 30, 2013, or (ii) the date his successor is duly appointed and qualified. For such services, Mr. Rumbolz will be compensated at a rate of $10,000 per fiscal quarter and during such time of service; any unvested restricted stock previously awarded to Mr. Rumbolz will continue to vest in accordance with the terms of such original grant. Mr. Rumbolz's resignation was not in connection with any disagreement with Affinity, any of our executive officers, or on any matter relating to our operations, policies or practices.

On March 28, 2013, Scott D. Henry, a member of our Board, notified the Board of his intent not to stand for re-election at our upcoming 2013 Annual Meeting of Stockholders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 28, 2013, the Board adopted the Amended and Restated Bylaws of Affinity Gaming (the “Amended Bylaws”). The Amended Bylaws became effective immediately upon their adoption. The Amended Bylaws were revised to provide for, among other things, the following: (i) the Board shall no longer determine the time during which or the manner by which our stockholders may inspect and examine our books and records, (ii) the ability of stockholders holding at least 10% of our outstanding shares of capital stock to call a special meeting of stockholders, (iii) the amendment, repeal or alteration of the Amended Bylaws by approval of stockholders holding a majority of our outstanding shares of capital stock, and (iv) the approval by stockholders holding a majority of our outstanding shares of capital stock of the following corporate actions: (x) the merger or consolidation of Affinity with another entity, (y) a sale of all or substantially all of our assets, and (z) the adoption of an equity incentive plan which provides for the issuance of shares of our stock that are exercisable or convertible into a number of shares that exceeds 5% of our outstanding share capital.

The foregoing summary description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, which we have filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	March 29, 2013	By:	/s/ Donna Lehmann
		Name:	Donna Lehmann
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Affinity Gaming